UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2020 (May 3, 2020)

QUINTANA ENERGY SERVICES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38383	82-1221944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Louisiana Street, Suite 2900

Houston, Texas 77002

(Address of Principal Executive Offices)

(832) 518-4094

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 1.01 Entry into a Material Definitive Agreement

Item 8.01 Other Events

On May 3, 2020, Quintana Energy Services Inc., a Delaware corporation (“QES”), KLX Energy Services Holdings, Inc., a Delaware corporation (“KLXE”), Krypton Intermediate LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of KLXE (“Acquiror”), and Krypton Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of KLXE (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the companies will combine in an all-stock merger transaction. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into QES (the “Merger”), with QES continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of KLXE.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of QES common stock, par value $0.01 per share (the “QES Common Stock”), will automatically be converted into the right to receive 0.4844 shares of KLXE common stock (the “Exchange Ratio”), par value $0.01 per share (the “KLXE Common Stock”). Holders of QES Common Stock will receive cash in lieu of any fractional shares. Upon closing of the Merger, KLXE stockholders will own approximately 59% and QES stockholders will own approximately 41% of the combined company.

Following the closing of the Merger, the KLXE Common Stock will continue to be listed on the Nasdaq Global Select Market. At the Effective Time, QES restricted stock units held by employees will automatically be converted into corresponding restricted stock units with respect to shares of KLXE Common Stock (the “Converted Awards”) based on the Exchange Ratio, with performance criteria deemed satisfied based on achievement levels set forth in the Merger Agreement. Following the closing, the Converted Awards will otherwise continue to be governed by the same terms and conditions as applicable to such awards prior to the Effective Time, including with respect to service-based vesting. QES phantom units and non-employee director restricted stock units will vest at the Effective Time in accordance with the terms of the underlying award agreements and will be cancelled in exchange for shares of KLXE Common Stock based on the Exchange Ratio.

The Merger Agreement provides, among other things, that effective as of the Effective Time, the board of directors of the combined company will be comprised of nine directors, consisting of (a) five directors to be designated by KLXE and (b) four directors to be designated by QES. At the Effective Time, (i) Christopher J. Baker, the current President and Chief Executive Officer of QES, will serve as President and Chief Executive Officer of the combined company, (ii) Keefer M. Lehner, the current Executive Vice President and Chief Financial Officer of QES, will serve as Executive Vice President and Chief Financial Officer of the combined company, (iii) John T. Collins, the current Chairman of the board of directors of KLXE, will serve as Non-Executive Chairman of the board of directors of the combined company, (iv) Thomas P. McCaffrey, the current President and Chief Executive Officer of KLXE, will serve as a director of the combined company and (v) Amin J. Khoury, a current director on the board of directors of KLXE, will resign from the board of directors of KLXE. The Merger Agreement provides that the combined company will have, in addition to other committees, an integration committee charged with overseeing the integration of the combined company following the Effective Time (the “Integration Committee”). The Integration Committee will consist of Thomas P. McCaffrey as chair, one additional director designated by KLXE and two directors designated by QES.

The Merger Agreement provides that, as of the Effective Time, the combined company will have its corporate headquarters in Houston, Texas.

The Merger Agreement was unanimously approved by the board of directors of each of QES and KLXE and the board of directors of QES has agreed to recommend that QES’s stockholders adopt the Merger Agreement. In addition, the board of directors of KLXE has agreed to recommend that KLXE’s stockholders approve the issuance of shares of KLXE Common Stock in the Merger.

The Merger is intended to be treated for United States federal income tax purposes (a) with respect to the holders of shares of QES Common Stock, as a taxable sale of such shares to Acquiror and (b) with respect to KLXE, as a purchase of the shares of QES Common Stock from the holders of such shares by Acquiror.  KLXE may at its election make an election described in section 338(g) of the Internal Revenue Code of 1986 with respect to the Merger.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants regarding (i) the conduct of their respective businesses during the period between signing and closing, (ii) obligations to convene and hold meetings of their respective stockholders to obtain the required stockholder approvals and (iii) obligations to cooperate with each other to prepare and file a registration statement on Form S-4 and joint proxy statement with the SEC.

Neither QES nor KLXE is permitted to solicit, initiate or knowingly encourage or facilitate any alternative transaction proposals from third parties, furnish any non-public information to third parties, engage in discussions or negotiations with third parties regarding any alternative transaction proposals, approve, endorse or recommend any alternative transaction proposals or enter into any agreement providing for any alternative transaction proposals. Notwithstanding these limitations, prior to a party obtaining the required stockholder approval, such party may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that its board of directors has determined in good faith is or is reasonably expected to result in a superior proposal. Each party’s board of directors may change its recommendation to its stockholders in response to (i) a superior proposal (in which event, such party’s board of directors may upon payment of a termination fee and expense reimbursement also terminate the Merger Agreement) or (ii) an intervening event (in which event, the other party’s board of directors may terminate the Merger Agreement following such change in recommendation), in each case, if the respective board of directors determines in good faith that the failure to take such action would be reasonably likely to be inconsistent with the exercise of the directors’ fiduciary duties under applicable law.

The Merger Agreement also provides that KLXE will, prior to or concurrently with the closing of the Merger, repay in full all existing debt of QES under that certain Loan, Security and Guaranty Agreement, dated as of February 13, 2018, by and among QES, Quintana Energy Services LP, Bank of America, N.A., as agent, and the other parties thereto.

The consummation of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by QES stockholders and approval of the issuance of KLXE Common Stock in connection with the Merger (the “Stock Issuance”) by KLXE’s stockholders, (ii) the absence of certain legal impediments, (iii) the approval for listing of KLXE Common Stock issuable in the Merger on Nasdaq and (iv) the effectiveness of the registration statement on Form S-4, pursuant to which the shares of KLXE Common Stock issuable in the Merger will be registered with the Securities and Exchange Commission (the “SEC”).

The Merger Agreement contains certain termination rights for both QES and KLXE. Upon termination of the Merger Agreement in certain specified circumstances, including in connection with a superior proposal or certain intervening events, KLXE or QES may be required to pay a termination fee of $3 million to the other party and reimburse the other party for its expenses of up to $1.5 million. If the Merger Agreement is terminated by QES or KLXE due to the failure of either party’s stockholders to approve the Merger under certain circumstances, then the party who failed to obtain such stockholder approval may be required to reimburse the other party for up to $1.5 million of expenses, but such party will not be required to pay a termination fee.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about QES, KLXE or their respective subsidiaries and affiliates. The Merger Agreement contains representations, warranties and covenants by each of the parties to the Merger Agreement. These representations, warranties and covenants were made solely for the benefit of the other parties to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of QES or KLXE.

Support Agreements

In connection with the execution of the Merger Agreement, QES entered into a Support Agreement, dated May 3, 2020, with Amin J. Khoury (the “QES Support Agreement”), pursuant to which Mr. Khoury has agreed, subject to the terms and conditions set forth therein, to vote his shares of KLXE Common Stock (which represent approximately 4.7% of the outstanding shares of KLXE Common Stock) in favor of the Stock Issuance and against, among other things, an alternative acquisition proposal. In addition, Mr. Khoury has agreed not to knowingly solicit alternative acquisition proposals or enter into discussions or negotiations with respect thereto. Mr. Khoury has granted an irrevocable proxy in favor of designated officers of QES to vote his shares of KLXE Common Stock as set forth above. The QES Support Agreement will terminate on the earliest to occur of (i) termination of the Merger Agreement, (ii) the Effective Date, (iii) the making of any modification, waiver or amendment to the Merger Agreement effected without Mr. Khoury’s consent that increases the amount or changes the form of consideration to be paid by KLXE pursuant to the terms of the Merger Agreement as in effect on the date of the QES Support Agreement, (iv) the mutual written consent of QES and Mr. Khoury, (v) the Outside Date (as defined in the Merger Agreement) and (vi) a change of recommendation by the board of directors of KLXE in connection with an intervening event.

In connection with the execution of the Merger Agreement, KLXE entered into a Support Agreement, dated May 3, 2020, with Archer Holdco LLC, Geveran Investments Limited, Famatown Finance Limited, Robertson Quintana Investment LLC, Quintana Energy Partners—Quintana Holdings LLC, Quintana Energy Fund – TE, L.P. and Quintana Energy Fund – FI, L.P. (collectively, the “Designated Stockholders”) (the “KLXE Support Agreement”), pursuant to which the Designated Stockholders have agreed, subject to the terms and conditions set forth therein, to vote all of their shares of QES Common Stock (which represent approximately 76% of the outstanding shares of QES Common Stock) in favor of the adoption of the Merger Agreement and against, among other things, an alternative acquisition proposal. In addition, the Designated Stockholders have agreed not to knowingly solicit alternative acquisition proposals or enter into discussions or negotiations with respect thereto. The Designated Stockholders have granted an irrevocable proxy in favor of designated officers of KLXE to vote their shares of QES Common Stock as set forth above. The KLXE Support Agreement will terminate on the earliest to occur of (i) termination of the Merger Agreement, (ii) the Effective Time, (iii) the making of any modification, waiver or amendment to the Merger Agreement effected without the Designated Stockholders’ consent that decreases the amount or changes the form of consideration to be paid by KLXE pursuant to the terms of the Merger Agreement as in effect on the date of the KLXE Support Agreement, (iv) the mutual written consent of KLXE and the Designated Stockholders, (v) the Outside Date (as defined in the Merger Agreement) and (vi) a change of recommendation by the board of directors of QES in connection with an intervening event.

The foregoing descriptions of the QES Support Agreement and the KLXE Support Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the QES Support Agreement and the KLXE Support Agreement, as applicable, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, the Designated Stockholders entered into a Registration Rights Agreement, dated as of May 3, 2020, with KLXE (the “Registration Rights Agreement”), relating to the shares of KLXE Common Stock to be issued as the Merger consideration to such holders under the Merger Agreement, which agreement shall be effective as of the Effective Time. Pursuant to the Registration Rights Agreement, the Designated Stockholders shall have certain shelf, demand registration and piggyback rights upon the terms and subject to the conditions set forth therein.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Other Events

On May 3, 2020, QES and KLXE issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 in compliance with Rule 14a-12 under the Securities Exchange Act, as amended (the “Exchange Act”), and is incorporated herein by reference.

Also on May 3, 2020, QES and KLXE made available on their respective websites a slide show presentation regarding the Merger in connection with a joint call held with investors. A copy of the presentation is filed herewith as Exhibit 99.2 in compliance with Rule 14a-12 under the Exchange Act and is incorporated herein by reference.

Item 5.02 Compensatory Arrangements of Certain Officers

Each of our named executive officers entered into new executive employment agreements with KLXE in connection with the execution of the Merger Agreement, which are contingent upon, and will be effective as of, the Effective Time. The new executive employment agreements contain substantially similar terms as our named executive officers' current employment agreements with QES.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. KLXE’s and QES’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the stockholders of KLXE or QES for the transaction are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of KLXE or QES; (5) the ability of KLXE and QES to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the combined companies’ ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (10) legislative, regulatory and economic developments. Other factors that might cause such a difference include those discussed in KLXE’s and QES’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the proposed transactions. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in KLXE’s and QES’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, KLXE and QES undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

In connection with the proposed transaction, KLXE intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of KLXE and QES that also constitutes a prospectus of KLXE. Each of KLXE and QES also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of KLXE and QES. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about KLXE and QES, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by KLXE will be available free of charge on KLXE’s website at http://www.klxenergy.com or by contacting KLXE’s Investor Relations Department by email at Tom.McCaffrey@klxenergy.com or by phone at 561-791-5403. Copies of the documents filed with the SEC by QES will be available free of charge on QES’s website at www.quintanaenergyservices.com or by contacting QES’s Investor Relations Department by email at IR@qesinc.com or by phone at 832-594-4004.

Participants In The Merger Solicitation

KLXE, QES and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of QES is set forth in its proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on March 27, 2020, and QES’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 6, 2020. Information about the directors and executive officers of KLXE is set forth in KLXE’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on May 30, 2019, and KLXE’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which was filed with the SEC on March 24, 2020. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from KLXE or QES using the sources indicated above.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain facts to be ascertained, the public offer will not be made, directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

  Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 3, 2020, by and among KLX Energy Services Holdings, Inc., Quintana Energy Services Inc., Krypton Intermediate LLC and Krypton Merger Sub Inc.

10.1	Support Agreement, dated as of May 3, 2020, by and among Amin J. Khoury and Quintana Energy Services Inc.

10.2	Support Agreement, dated as of May 3, 2020, by and among the Designated Stockholders and KLX Energy Services Holdings, Inc.

10.3	Registration Rights Agreement, dated as of May 3, 2020, by and among the Designated Stockholders and KLX Energy Services Holdings, Inc.

99.1	Press Release, dated May 3, 2020

99.2	Investor Presentation, dated May 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUINTANA ENERGY SERVICES INC.

May 4, 2020	By:	/s/ Christopher J. Baker
	Name:	Christopher J. Baker
	Title:	Chief Executive Officer, President and Director